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                                                                      EX-99.b.3a


                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

                     RESOLUTIONS CHANGING THE NAME OF THE
                      GLOBAL (EX-U.S.) EQUITY FUND SERIES

     Pursuant to the Investment Advisory Agreement dated April 25, 1995 of The Brinson Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Investment Advisory Agreement dated April 25, 1995, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the name change of the Global (Ex-U.S.) Equity Fund series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on August 21, 2000 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 21/st/ day of August, 2000.


(Trust Seal)
                                                  ____________________________
                                                  Carolyn M. Burke, Secretary
                                                  The Brinson Funds
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       Resolutions Adopted August 21, 2000 and Incorporated by Reference
                    Into the Investment Advisory Agreement
                             dated April 25, 1995

                     RESOLUTIONS CHANGING THE NAME OF THE
                      GLOBAL (EX-U.S.) EQUITY FUND SERIES

     RESOLVED, that the Board of Trustees hereby redesignates the Series currently known as the Global (Ex-U.S.) Equity Fund as the International Equity Fund, which redesignation shall be effective upon the filing of the next Post-Effective Amendment to the Trust's registration statement with the SEC; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Series identified above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required